Exhibit 99.1

FOR IMMEDIATE RELEASE: CONTACT: Kelley Denny or Lynn Seay, prwerks, 412-352-9240 or 412-918-0094

Forest City Enterprises & Harrah’s Entertainment Inc.
Unveil plans for Harrah’s Station Square Casino
More than $1 Billion Mixed Use Plan Put Forward

Pittsburgh, PA, January 23, 2006 – Forest City Enterprises (NYSE: FCEA and FCEB) today unveiled plans for over $1 billion of investment at Station Square in Pittsburgh, including dramatic new investment in the vitality of downtown Pittsburgh, a $512 million casino managed by Harrah’s Entertainment Inc. (NYSE:HET), a community partnership with the Pittsburgh History & Landmarks Foundation and the creation of a new charitable foundation headed by Franco Harris. Their plan is contingent on securing a license from the Pennsylvania Gaming Commission.

“Forest City Enterprises and Harrah’s Entertainment bring a world-class team with unparalleled experience to Pittsburgh. When we sold Station Square twelve years ago, we chose Harrah’s and Forest City from a large field because we knew they would create high quality development, jobs and revenue for revitalizing our neighborhoods,” said Art Ziegler, president of the Pittsburgh History & Landmarks Foundation. “Forest City is a $7.8 billion economic development company with a long standing commitment to Pittsburgh and existing investment of $1 billion in today’s dollars in Pennsylvania. Station Square is the most successful tourist attraction in Western Pennsylvania, attracting 2.5 million visitors each year. Harrah’s is the most successful gaming company in the world, with 36 properties and projects in development worldwide.”

The plan expands Station Square into a bustling new urban mixed-use residential and entertainment community. This will include ground-floor retail, sidewalk dining and café eateries, a 400,000 square foot, $512 million Harrah’s Station Square Casino with 3,000 slots, an additional 200 rooms at the Sheraton Station Square Hotel and 1,250 residential condominium units. All of these new elements will be connected by pedestrian scaled streets, creating a neighborhood look and feel. The residential units will have porches and stoops, accompanied by new parks and a riverside esplanade offering improved river access. With more than 50 acres at Station Square, the plan also allows for future expansion of the casino to 5,000 slots and the creation of a new hotel tower with 300-500 rooms.

Forest City and Harrah’s also unveiled a significant philanthropic commitment to Pittsburgh, both now and in the long-term, that will be realized should they secure the license to develop a casino, as follows:

•	First, the Forest City/Harrah’s development proposal will enable the Pittsburgh History and Landmarks Foundation to establish an endowment of $25 million. Proceeds to the Pittsburgh History and Landmarks Foundation will be invested with its existing funds and used to support and expand programs to revitalize inner city neighborhoods.

•	In addition, the Forest City/Harrah’s development proposal will give a total of more than $1 million a year through a foundation to support the community. Half of the funds must be used in neighborhoods with a 60 percent or higher minority population. Franco Harris will lead the effort to give these funds back to the community. This money will be made available as soon as the license is secured.

“I am excited to be part of the Forest City/Harrah’s team,” said Franco Harris, a partner in the development. “I’ve lived and played in this community for years and I believe these two companies bring the expertise and strengths that Pittsburgh needs to make gaming successful. This partnership will help Pittsburgh and our communities continue to grow and improve. If the gaming commission selects Forest City and Harrah’s, I am honored to be the President of the foundation and serve our City.”

“With more than $1 billion of proposed investment, Forest City and Harrah’s have the strongest and most comprehensive development plan and the potential for the most tax revenues,” said Brian Ratner, a Director of Forest City Enterprises.

“Harrah’s is excited about the opportunity to join the Pittsburgh community,” said Jan Jones, senior vice president of communications and government relations for Harrah’s. “As the largest and most established company in gaming, Harrah’s has a long track record of attracting tourists and business to communities across the nation. Station Square already attracts 2.5 million visitors annually; we’re confident we can take business to an even greater level by marketing Pittsburgh to millions of loyal Harrah’s customers across the nation. The experience of this team and the quality of this location are second to none, and create the greatest potential to maximize tax revenues and economic benefits for this community and this state.”

Harrah’s Total Rewards® customer loyalty program is unsurpassed in the industry. With more than 40 million members, the program is the centerpiece of Harrah’s national, cross-property marketing strategy. Total Rewards allows members to earn and redeem credits for their play at any one of Harrah’s 36 casinos worldwide. The program is augmented by Harrah’s customer relationship management efforts that helps provide a customized entertainment experience to every Harrah’s customer.

Forest City and Harrah’s will create thousands of good paying jobs. A study conducted by Christiansen Capital Advisors projects the creation of 10,377 jobs with total wages of $321.5 million in the first year of operations. The study also projects gaming tax revenues of $180.7 million to Pennsylvania and $10.6 million each for Allegheny County and the City of Pittsburgh in the first year of operations. About $155 million of the property’s revenues are projected to come from customers coming from outside Allegheny County.

“The plan outlined today is a positive for Pittsburgh and will create thousands of good paying jobs from both the completion and operation of the development,” said Rich Stanizzo, business manager, head of the Building Allied Trade Council.

Harrah’s will also work closely with Bill Strickland and his team at the Bidwell Training Center on the North Side in a partnership to train its projected 2,000 employees.

At the press event, Forest City and Harrah’s unveiled renderings of the proposed development, as well as information about Harrah’s Responsible Gaming policy and training program and its Code of Commitment. These policies have set the gaming industry’s standard for social responsibility and focus on responsible gaming, business integrity, volunteerism and commitment to communities across the nation.

DKS Associates, a national recognized transportation engineer, in conjunction with Pittsburgh’s GAI Consultants developed a transportation impact study that showed the strengths of this location. Station Square is the only site that benefits from all types of available transportation: water taxis, the Light Rail “T”, the Incline, buses, cars, and even bicycles and pedestrian access. The location also offers direct access from the Interstate off the Fort Pitt Bridge, creating a smooth flow of vehicles and access to parking.

About Harrah’s Entertainment Inc.
Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries. Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. More information about Harrah’s is available at its Web site – www.harrahs.com.

About Forest City Enterprises

Forest City Enterprises, Inc. is a $7.8 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States.

Safe Harbor Language

Statements made in this news release that state the Company or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company’s target markets, reliance on major tenants, the impact of terrorist acts, the Company’s substantial leverage and the ability to service debt, guarantees under the Company’s credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

Jpg images of the renderings for the proposed development are available by contacting prwerks at 412-918-0094.

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